UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

TELANETIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6197 Cornerstone Court E, Suite 108

San Diego, California 92121

(Address of principal executive offices)

(858) 362-2250

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

AccessLine Merger

On September 1, 2007, Telanetix, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), entered into an agreement and plan of merger to acquire AccessLine Holdings, Inc., a Delaware corporation (“AccessLine”). AccessLine is a Bellevue, Washington-based provider of hosted VoIP services to the small-and-medium business marketplace.

The acquisition is structured as a triangular merger. Under the terms of this agreement, we formed Endzone Acquisition Corp., a Delaware corporation as our wholly-owned subsidiary (“Merger Sub”), and Merger Sub will be merged with and into AccessLine, with AccessLine continuing after the merger as the surviving corporation and our wholly-owned subsidiary.

The aggregate purchase price called for under the agreement is $34,875,258, consisting of the following:

•	$11,692,826 in cash to AccessLine creditors and a management incentive pool.

•	$14,182,432 in the form of 3,939,534 shares of our restricted common stock to certain AccessLine stockholders and creditors.

•	Up to an additional $9,000,000 in the form of 2,500,000 shares of our restricted common stock upon the achievement of certain future financial objectives.

The value of the shares we will issue in connection with the merger is based upon a per share value of $3.60, which is the volume weighted average closing price per share of our common stock for the 10 trading days through August 29, 2007. A portion of the shares we issue will be placed into escrow to cover indemnification obligations to us.

As of the effective time of the merger, we have agreed to appoint Mr. Doug Johnson, AccessLine’s president and chief executive officer, to our board of directors. Mr. Johnson’s appointment will fill a vacancy that currently exists on our board and is a condition to the merger.

We have also agreed to enter into a registration rights agreement with the holders of the common stock we will issue in connection with the merger, pursuant to which we will file a registration statement covering the resale of the shares of common stock so issued.

The closing under the agreement and plan of merger is subject to a number of conditions, including (i) accuracy of each party’s representations and warrants, (ii) the performance by each party of its respective covenants under the agreement, (iii) the merger does not violate any law or order, (iv) the execution by the holders of 95% of AccessLine’s outstanding bridge loans of a consent to convert those loans into shares of our common stock, and (v) the execution of a standstill agreement by certain creditors of AccessLine with respect to the stock that they will receive in connection with the merger.

The agreement and plan of merger may be terminated (i) by mutual consent of the parties, (ii) by either party in the event of a breach or failure to perform a covenant or closing condition, subject to applicable cure periods, and (iii) by either party if the closing has not occurred by September 30, 2007.

Kaufman Bros., L.P. acted as our advisor in connection with the transaction. Kaufman Bros., L.P. has rendered a fairness opinion in connection with the transaction for which it will receive a fee of

$100,000. In addition, Kaufman Bros., L.P. will receive a fee of $1,743,763 in connection with its advisory services in connection with the merger.

A copy of the press release announcing the merger is attached as Exhibit 99.1 to this report and is incorporated herein by this reference. The summary of the transaction described above is qualified in its entirety by reference to the agreement and plan of merger, a copy of which is attached an exhibit to this report and is incorporated herein by this reference.

Financing

Equity Financing

On August 30, 2007, we entered into a securities purchase agreement with five institutional investors, pursuant to which we issued an aggregate of 13,000 shares of our Series A Convertible Preferred Stock (the “Series A Stock”) at a purchase price of $1,000 per share, along with warrants to purchase 1,758,008 shares of our common stock.

The equity financing resulted in net proceeds to us of $12.3 million, after deducting fees and expenses. We will apply a portion of the net proceeds to the acquisition of AccessLine Holdings, Inc., discussed above, and will use the balance for working capital and general corporate purposes. Kaufman Bros., L.P. acted as our advisor in connection with the transaction and received a fee of $650,000 in connection with its services.

The following summarizes the terms of our Series A Stock:

Stated Value. The stated value of each share is $1,000, subject to increase if we are unable to pay any dividend payment when due, if we do not achieve aggregate revenues of at least $30 million during the four fiscal quarters beginning on October 1, 2007 and ending on September 30, 2008, or if on or before March 31, 2008, our common stock is not listed on a major trading market or exchange other than the OTC Bulletin Board.

Dividends. Our Series A Stock accrues cumulative dividends at a rate of 5.7% per annum through the third anniversary of the date they were issued, 18% per annum thereafter, payable semi-annually on January 1 and July 1, beginning on January 1, 2008. The dividend rate decreases to zero percent if at any time we are able to force the holders to convert the Series A Stock into shares of our common stock. We may pay the dividends in cash or with shares of our common stock provided that we meet certain equity conditions, including having a currently effective registration statement covering the shares of common stock so issued. If we pay dividends with shares of our common stock, the shares issued for such purpose will be valued at 85% of the average of the VWAPs for the 20 consecutive trading days immediately before the applicable dividend payment date. If we are unable to make a dividend payment in cash and the equity conditions are not met, the holder may elect to waive the equity conditions requirement and receive shares of our common stock or elect to have the dividends accrue to the next dividend payment date or accreted to, and increase, the outstanding stated value.

Conversion. The Series A Stock is convertible by the holders thereof at any time into a number of shares of common stock equal to the quotient obtained by dividing the then stated value by the then applicable conversion price (currently, $2.81). Anytime after the later of the (i) 90th day following the effective date of a registration statement covering the shares of common stock issuable upon conversion of the Series A Stock and (ii) the date our common stock is listed for trading on a major trading market or exchange other than the OTC Bulletin Board, we may force conversion if the VWAP for our common stock exceeds 250% of the then effective conversion price for 10 consecutive trading days. Any forced conversion is subject to our meeting certain equity conditions including having an effective registration statement and is subject to a 4.99% cap on the beneficial ownership of our shares of common stock by the holder and its affiliates following such conversion.

Voting Rights. Generally, our Series A Stock has no voting rights. However, we cannot take certain actions without the consent of a majority of the then outstanding holders of the Series A Stock, including, issuing additional securities senior to or on par with the Series A Stock, amending our certificate of incorporation or by-laws in any manner adverse to the rights of the Series A Stock, or adversely changing the rights of the Series A Stock.

Other Rights. The Series A Stock has liquidation rights in preference over junior securities, including common stock, and has certain anti-dilution protection.

Debt Financing

On August 30, 2007, we entered into another securities purchase agreement with the same five institutional investors that invested in our equity financing discussed above, pursuant to which we issued original issue discount 6.0% senior secured convertible debentures in the aggregate principal amount of $8.0 million (issued at an original issue discount of 12.5%), along with warrants to purchase 826,190 shares of our common stock.

The debt financing resulted in net proceeds to us of $6.64 million, after deducting fees and expenses. We will apply a portion of the net proceeds to the acquisition of AccessLine Holdings, Inc., discussed above, and will use the balance for working capital and general corporate purposes. Kaufman Bros., L.P. acted as our advisor in connection with the transaction and received a fee of $350,000 in connection with its services.

The following summarizes the terms of the debentures we issued:

Term. The debentures are due and payable on June 30, 2009.

Interest. Interest accrues at the rate of 6.0% per annum and is payable quarterly on April 1, July 1, October 1, and December 1, commencing on October 1, 2007.

Monthly Principal Payments. Monthly principal payments equal to 1/18th of the principal amount due under each debenture begin December 1, 2007 and continue through June 30, 2009.

Payments of Principal and Interest. We have the right to pay interest and monthly principal payments in cash, or upon notice to the holders and compliance with certain equity conditions, including having a currently effective registration statement covering the shares of common stock issuable upon conversion of the debentures, we can pay all or a portion of any such payment in common stock valued at a price equal to the lesser of the then effective conversion price (initially $3.68) or 85% of the average of the VWAP per share as reported on Bloomberg for our common stock for the 10 consecutive trading days immediately prior to the applicable payment date.

Early Redemption. We have the option to redeem the debentures before their maturity by payment in cash of 120% of the then outstanding principal amount plus accrued interest and other charges. To redeem the debentures we must meet certain equity conditions, including having a currently effective registration statement covering the shares of common stock issuable upon conversion of the debentures. The payment of the debentures would occur on the 10th day following the date we gave the holders notice of our intent to redeem the debentures. We agreed to honor any notices of conversion that we receive from a holder before the date we pay off the debentures.

Voluntary Conversion by Holder. The debentures are convertible at anytime at the discretion of the holder at a conversion price per share of $2.81, subject to adjustment including full-ratchet, anti-dilution protection.

Forced Conversion. Subject to compliance with certain equity conditions, including having a currently effective registration statement covering the shares of common stock issuable upon conversion of the debentures, we also have the right to force conversion if the VWAP for our common stock exceeds 200% of the then effective conversion price for 20 trading days out of a consecutive 30 trading day period. Any forced conversion is subject our meeting certain equity conditions including having an effective registration statement and is subject to a 4.99% cap on the beneficial ownership of our shares of common stock by the holder and its affiliates following such conversion.

Covenants. The debentures impose certain covenants on us, including restrictions against incurring additional indebtedness, creating any liens on our property, amending our certificate of incorporation or bylaws, redeeming or paying dividends on shares of our outstanding common stock, and entering into certain related party transactions. The debentures define certain events of default, including without limitation failure to make a payment obligation, failure to observe other covenants of the debenture or related agreements (subject to applicable cure periods), breach of representation or warranty, bankruptcy, default under another significant contract or credit obligation, delisting of our common stock, a change in control, failure to secure and maintain an effective registration statement covering the resale of the common stock underlying the debentures and the warrants, or failure to deliver share certificates in a timely manner. In the event of default, the holders of the debentures have the right to accelerate all amounts outstanding under the debenture and demand payment of a mandatory default amount equal to 130% of the amount outstanding plus accrued interest and expenses.

Security. The debentures we issued are secured by all of our assets under the terms of a security agreement we and our subsidiaries entered into with the investors. Each of our subsidiaries also entered into guarantees in favor of the investors, pursuant to which each subsidiary guaranteed the complete payment and performance by us of our obligations under the debentures and related agreements.

Warrants

The warrants we issued in connection with both the equity and debt financing are five year warrants to purchase shares of our common stock at a price of $4.20 per share, subject to adjustment, including full-ratchet anti-dilution protection.

Registration Rights

We also entered into a registration rights agreement with the investors, pursuant to which we agreed to file a registration statement covering the resale of the shares of common stock that may be issued upon the conversion and exercise of the securities we issued in both the equity and debt financing. We agreed to maintain the effectiveness of that registration statement (subject to certain limitations) for a period of time until the holders can sell the underlying common stock without volume restrictions under Rule 144(k) of the Securities Act of 1933, as amended, or the “Securities Act.” If the registration statement is not declared effective by an agreed to date, or if we fail to maintain the effectiveness of the registration statement, we are required to pay to each investor, as partial liquidated damages, cash equal to

1.0% of the aggregate purchase price paid by such investor for the securities purchased in the financing and then held by such investor, and must pay to such investor 2.0% for each subsequent 30-day period that the default remains uncured.

A copy of the press release announcing the equity and debt financings described above is attached as Exhibit 99.1 to this report and is incorporated herein by this reference. The summary of the financing transactions described above, and the summary of the terms of the securities and agreements related to such financing transactions, are qualified in their entirety by reference to the securities purchase agreements, certificate of designation, the form of debenture, the form of warrant, the registration rights agreement, and the security agreement, each of which is filed as an exhibit to this report and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 of this report with respect to the debentures we issued on August 30, 2007, is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The investors in both the equity and debt financings met the accredited investor definition of Rule 501 of the Securities Act. The sales were made in private placements under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

We filed a certificate of designation to our certificate of incorporation with the Delaware Secretary of State on August 30, 2007, setting forth the rights, preferences and privileges of our Series A Stock. The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger dated as of September 1, 2007, by and among Telanetix, Inc., a Delaware corporation, Endzone Acquisition Corp., a Delaware corporation, and AccessLine Holdings, Inc., a Delaware corporation

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

4.1	Form of common stock purchase warrant issued in connection with the August 2007 financing

4.2	Form of original issue discount 6.0% senior secured convertible debenture issued in connection with the August 2007 financing

10.1	Securities Purchase Agreement dated as of August 30, 2007 by and among Telanetix, Inc., a Delaware corporation, and the purchasers identified therein related to the Series A Convertible Preferred Stock offering

10.2	Securities Purchase Agreement dated as of August 30, 2007 by and among Telanetix, Inc., a Delaware corporation, and the purchasers identified therein related to the original issue discount 6.0% senior secured convertible debenture offering

10.3	Registration Rights Agreement dated as of August 30, 2007 by and among Telanetix, Inc., a Delaware corporation, and the purchasers identified therein

10.4	Security Agreement dated as of August 30, 2007 by and among Telanetix, Inc., a Delaware corporation, all of its subsidiaries and the holders of the original issue discount 6.0% senior secured convertible debenture issued in connection with the August 2007 financing

99.1	Press Release dated September 4, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2007	Telanetix, Inc.

	By:	/s/ Thomas A. Szabo
Thomas A. Szabo
Chief Executive Officer